Exhibit 99.1

Enterprise Products Partners L.P.
P.O. Box 4324
Houston, TX 77210
(713) 381-6500
Enterprise Products Partners L.P. Announces Pricing
of Public Offering of Units
     Houston, Texas (Tuesday, April 13, 2010) – Enterprise Products Partners L.P. (NYSE:EPD) today announced that it has priced a public offering of 12,000,000 common units representing limited partner interests at a public offering price of $35.55 per common unit. Enterprise has also granted the underwriters a 30-day option to purchase up to 1,800,000 additional common units to cover over-allotments, if any. Enterprise intends to use the net proceeds, after expenses, of approximately $422 million (including a net capital contribution of approximately $8 million from its general partner to maintain a 2% general partner interest) to pay a portion of the purchase price of its previously announced, pending acquisition of natural gas gathering assets in the Haynesville Shale area from M2 Midstream LLC and for general partnership purposes.
     Barclays Capital, Citi, Morgan Stanley, UBS Investment Bank, Wells Fargo Securities and J.P. Morgan are joint book running managers for the offering. Credit Suisse, Goldman, Sachs & Co., Raymond James, RBC Capital Markets, Deutsche Bank Securities, Madison Williams and Company and Morgan Keegan & Company, Inc. are co-managers. An investor may obtain a free copy of the prospectus as supplemented by visiting EDGAR on the SEC website at www.sec.gov. A copy of the preliminary prospectus supplement and related base prospectus may also be obtained from the underwriters as follows:
Barclays Capital Inc.
c/o Broadridge Integrated Distribution Services
1155 Long Island Avenue
Edgewood, NY 11717
Toll-free number: (888) 603-5847
Barclaysprospectus@broadridge.com
Citigroup Global Markets Inc.

Brooklyn Army Terminal
Attention: Prospectus Dept.
140 58th Street, 8th floor,
Brooklyn, NY, 11220
Toll-free number: (800) 831-9146
batprospectusdept@citi.com
Morgan Stanley & Co. Incorporated
Attn: Prospectus Dept.
180 Varick Street, 2nd floor,
New York, NY, 10014
Toll-free number: (866) 718-1649
prospectus@morganstanley.com
UBS Securities LLC
Prospectus Dept.
299 Park Avenue
New York, NY, 10171
Toll-free: (888) 827-7275
Wells Fargo Securities, LLC
Attention: Equity Syndicate Dept.
375 Park Avenue
New York, NY, 10152
equity.syndicate@wellsfargo.com
Toll-free number: (800) 326-5897
J.P. Morgan Securities Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Telephone: (866) 803-9204
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy the units described herein, nor shall there be any sale of these units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement, which are part of an effective registration statement.

     Enterprise Products Partners L.P. is the largest publicly traded energy partnership and a leading North American provider of midstream energy services to producers and consumers of natural gas, NGLs, crude oil, refined products and petrochemicals. The partnership’s assets include: 48,700 miles of onshore and offshore pipelines; approximately 200 million barrels of storage capacity for NGLs, refined products and crude oil; and 27 billion cubic feet of natural gas storage capacity. Services include: natural gas transportation, gathering, processing and storage; NGL fractionation (or separation), transportation, storage, and import and export terminaling; crude oil and refined products storage, transportation and terminaling; offshore production platform; petrochemical transportation and storage; and a marine transportation business that operates primarily on the United States inland and Intracoastal Waterway systems and in the Gulf of Mexico. For additional information visit www.epplp.com. Enterprise Products Partners L.P. is managed by its general partner, Enterprise Products GP LLC, which is wholly owned by Enterprise GP Holdings L.P. (NYSE: EPE). For more information on Enterprise GP Holdings L.P., visit www.enterprisegp.com.
Contacts: Randy Burkhalter, Investor Relations (713) 381-6812 or (866) 230-0745
Rick Rainey, Media Relations (713) 381-3635
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